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                                                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this statement on Schedule 13D dated February 25, 1997 with respect to the Common Stock of Orion Network Systems, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of both of us pursuant to and in accordance with the provisions of Rule 13(d)-1(f) under the Securities Exchange Act of 1934.

Date:    February 25, 1997

                                    KINGSTON COMMUNICATIONS INTERNATIONAL
                                      LIMITED

                                    By:      /s/ John P.C. Bailey
                                             ------------------------
                                             Name: John P.C. Bailey
                                             Title: Company Secretary

                                    KINGSTON COMMUNICATIONS (HULL) PLC

                                    By:      /s/ John P.C. Bailey
                                             ------------------------
                                             Name: John P.C. Bailey
                                             Title: Company Secretary